SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of report (Date of earliest event reported)   December 26, 1996
                                                    ------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                  (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California           90245
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(Address of Principal Executive Offices)                           (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events



On December 26, 1996, the following news release was issued:


                          UNOCAL, PDVSA TO RESTRUCTURE
                         THE UNO-VEN COMPANY PARTNERSHIP
                         -------------------------------


     El Segundo, Calif., Dec. 26, 1996 -- Unocal Corporation announced today the execution of a letter of intent to restructure The UNO-VEN Company, a partnership held 50 percent by its Midwest 76, Inc., subsidiary.

     The letter of intent provides that all of UNO-VEN's petroleum refining and marketing assets will transfer to units of Petroleos de Venezuela S.A. (PDVSA), and Unocal will receive $250 million. PDVSA affiliates will assume all liability for UNO-VEN debt.

     The transaction is subject to execution of a definitive agreement, approval by the respective boards of directors of Unocal and PDVSA, and certain regulatory approvals.

     UNO-VEN is a petroleum refining and marketing company that markets "76" brand products throughout the midwestern U.S. The 50-50 partnership between Unocal and PDVSA was formed in 1989.

     "This transaction would complete Unocal's transition from a vertically integrated oil company to being the world's largest independent oil and gas producer and an important developer of energy projects overseas," said Roger C. Beach, Unocal's chairman and chief executive officer. Beach noted that earlier this month Unocal signed a definitive agreement to sell its West Coast refining, marketing and transportation assets to Tosco Corporation for approximately $2 billion.

     If the transaction with PDVSA is completed, Unocal expects to invest a portion of the proceeds in promising upstream and midstream projects overseas and in strengthening Unocal's U.S. oil and gas operations in the Gulf of Mexico area.

         "We've shifted our strategic focus to major market-to-resource energy projects," said Beach, citing expansion of the company's operations in Thailand and Indonesia, and new business ventures including the Yadana natural gas project in Myanmar, pipelines to transport crude oil and natural gas from Turkmenistan to markets in Pakistan, an LPG terminal in China, exploration and development opportunities in Bangladesh, Vietnam and Azerbaijan, and an independent power project in Thailand.

         UNO-VEN owns and operates a 153,000-barrel-per-day refinery near Chicago, Ill. Through long-term relationships with a network of some 200 midwestern petroleum marketers (wholesalers), UNO-VEN supplies approximately 2,500 independently owned "76" branded retail outlets in 15 Midwest and eastern states. The partnership has 1,100 employees and annual sales of more than $1.2 billion.

         The transaction also includes the transfer of a 25 percent interest in The Needle Coker Company from UNO-VEN to PDVSA. The transaction does not include Unocal's sponge coke or the solvents businesses.

         Unocal and PDVSA expect to complete the transaction in the first quarter of 1997.


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



                               The UNO-VEN Company
                                   Fact Sheet



Refinery                      A   153,000-barrel-per-day    facility,    located
                              southwest of Chicago, in Romeoville, Ill.

Lubricants                    A  lubricants  blending  and  packaging  plant  in
                              Cincinnati, Ohio, plus two finished lubricant distribution terminals

Terminals                     11 company-owned light oil (gasoline,  diesel fuel
                              and fuel oil) terminals, an aviation turbine fuel terminal and a commercial network of more than 60 other terminals in 12 midwestern states

The Needle Coker Company      50% ownership of this  manufacturer of needle coke
                              used to make electrodes for the steel industry

Market Area/States            UNO-VEN   markets  "76"   petroleum   products  in
Served                        Illinois,  Wisconsin,  Minnesota,  Iowa, Michigan,
                              Indiana, Ohio, Kentucky,  Nebraska,  North Dakota,
                              South  Dakota,  and  portions  of  Missouri,  West
                              Virginia and New York.

Marketing Network             Long-term   relationships   with  200   Midwestern
                              wholesalers;  supplies 2,500  independently  owned
                              "76" branded retail outlets in 15 Midwestern and eastern states.

Crude  Oil Supply             UNO-VEN   purchases   the  crude  needed  for  its
                              refinery  under  a  long-term   contract  with  an
                              affiliate of PDVSA. The crude oil is shipped by tank ship to the United States from Venezuela, and then transported by pipeline from the U.S. Gulf
                              Coast to UNO-VEN's refinery near Chicago.



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



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        UNOCAL CORPORATION
                                           (Registrant)




Date: December 30, 1996                 By:  CHARLES S. MCDOWELL
-----------------------                 ------------------------
                                             Charles S. McDowell,
                                             Vice President and Comptroller



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